Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Digital Music Group, Inc. of our report dated December 7, 2005 relating to our audit of the financial statements of Digital Musicworks International, Inc., which appears in Amendment No. 6 to the Digital Music Group, Inc. Registration Statement on Form S-1 (No. 333-128687).

/S/    PERRY-SMITH LLP

Sacramento, California

February 9, 2006